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                                                                    EXHIBIT 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                   Three months
                                                                      ended
                                                                  June 30, 2003
                                                                 ---------------
Earnings:
---------
Loss before income taxes                                           $   (10,906)
Add:
Rent expense representative of interest/(1)/                             1,286
Interest expense net of capitalized interest                             1,743
Amortization of debt discount and expense                                  327
Amortization of capitalized interest                                         3
                                                                   -----------
Adjusted Earnings(Loss)                                            $    (7,547)
                                                                   ===========

Fixed Charges:
--------------
Rent expense representative of interest/(1)/                       $     1,286
Interest expense net of capitalized interest                             1,743
Amortization of debt discount and expense                                  327
Capitalized interest                                                         0
                                                                   -----------
Fixed Charges                                                      $     3,356
                                                                   ===========

Ratio of earnings to fixed charges                                    /(2)/
                                                                   ===========

/(1)/ Calculated as one-third of rentals, which is considered representative of the interest factor.

/(2)/ Adjusted earnings was not sufficient to cover fixed charges, falling short by $10,903 for the three months ended June 30, 2003.